UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2012

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Commission file number: 000-25826

Delaware	77-0201147
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4300 North First Street
San Jose, CA 95134	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(408) 542-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 D	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2012, Harmonic Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02(d) disclosing that Susan Swenson was appointed to the Company’s Board of Directors (the “Board”) to fill a vacancy created by reason of an increase in the number of members of the Board. At the time of that filing, Ms. Swenson’s committee appointments had not yet been determined by the Board. The Company is filing this Current Report on Form 8-K/A to report that on July 18, 2012 the Board appointed Ms. Swenson to serve as a member of the Board’s Audit Committee, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2012	HARMONIC INC.

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver
Chief Financial Officer